UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              ANCOR RESOURCES INC.
                           ---------------------------
                 (Name of small business issuer in its charter)

   NEVADA                            1000                      Applied For
----------------------------- --------------------------- ----------------------
State or jurisdiction of       Primary Standard Industrial  I.R.S. Employer
incorporation or organization  Classification Code Number  Identification No.

                              Ancor Resources Inc.
                               2328 Heather Street
                             Vancouver, B.C. V5Z 4R6
                             Telephone: 604-838-1926
                             Facsimile: 604-742-9993
         --------------------------------------------------------------
          (Address and telephone number of principal executive offices)

                           Empire Stock Transfer Inc.
                       7251 West Lake Mead Blvd Suite 300
                            Las Vegas, Nevada, 89128
                             Telephone: 702-562-4091
                             Facsimile: 702-562-4081
         --------------------------------------------------------------
            (Name, address and telephone number of agent for service)

Approximate date of                 as soon as practicable after the effective
                                    date of this
proposed sale to the public:        Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. | X |

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | |

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS OF   DOLLAR AMOUNT TO BE    PROPOSED MAXIUM        PROPOSED MAXIMUM       AMOUNT OF
SECURITIES TO BE         REGISTERED             OFFERING PRICE PER     AGGREGATE OFFERING     REGISTRATION FEE (2)
REGISTERED                                      SHARE (1)              PRICE (2)
------------------------ ---------------------- ---------------------- ---------------------- ---------------------
Common Stock                   $412,500                 $0.10                $412,500                $44.14
------------------------ ---------------------- ---------------------- ---------------------- ---------------------

(1)      Based on the last sales price on February 1, 2005.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to Section 8(a), may determine.


                  SUBJECT TO COMPLETION, Dated January 13, 2006

                                   PROSPECTUS
                              ANCOR RESOURCES INC.
                                4,125,000 SHARES
                                  COMMON STOCK
                                ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                                ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See Section Entitled "Risk Factors" on pages 6-8

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                ----------------

                 The Date Of This Prospectus Is: January 13, 2006

                                Table Of Contents

                                                                                                                    Page
Summary                                                                                                                5
Risk Factors                                                                                                           6
  -1     If we do not obtain additional financing, our business will fail                                              6
  -2     Because we have not commenced business operations, we face a high risk of business failure                    6
  -3     Because of the speculative nature of exploration of mining properties, there is substantial risk that
    our business will fail                                                                                             7
  -4     Because our continuation as a going concern is in doubt, we will be forced to cease business operations
    unless we can generate profit in the future.                                                                       7
  -5     Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur
    liability or damages, which could hurt our financial position and possibly result in the failure of our            7
    business.
  -6     Even if we discover commercial reserves of precious metals on the Panther claim, we may not be able to
    successfully obtain commercial production                                                                          7
  -8     Because our directors  have other business  interests,  they may not be able or willing to devote a
    sufficient amount of time to our business operations,   causing our business to fail                               8
  -9     Because our directors have no technical experience in mineral exploration, our business has a high risk
    of failure                                                                                                         8
  -10    If a market for our common stock does not develop, shareholders may be unable to sell their shares and
    will incur losses as a result                                                                                      8
  -11    A purchaser is purchasing penny stock which limits the ability to sell stock                                  8
Use of Proceeds                                                                                                        8
Determination of Offering Price                                                                                        9
Dilution                                                                                                               9
Selling Securityholders                                                                                                9
Plan of Distribution                                                                                                  11
Legal Proceedings                                                                                                     13
Directors, Executive Officers, Promoters and Control Persons                                                          13
Security Ownership of Certain Beneficial Owners and Management                                                        14
Description of Securities                                                                                             15
Interest of Named Experts and Counsel                                                                                 16
Disclosure of Commission Position of Indemnification for Securities Act Liabilities                                   16
Organization Within Last Five Years                                                                                   16
Description of Business                                                                                               16
Compliance with Government Regulation                                                                                 19
Plan of Operations                                                                                                    21
Description of Property                                                                                               22
Certain Relationships and Related Transactions                                                                        22
Market for Common Equity and Related Stockholder Matters                                                              22
Executive Compensation                                                                                                23
Financial Statements                                                                                                  24
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure                                  51

                                     Summary

Prospective investors are urged to read this prospectus in its entirety.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole exploration target, the Panther mineral claim located twenty-two kilometers southeast of Port Alberni, Vancouver Island, British Columbia, Canada. We acquired the property from Laurence Stephenson for $2,015.

Our objective is to conduct mineral exploration activities on the Panther claim in order to assess whether it possesses economic reserves of copper and gold. We have not yet identified any economic mineralization on the Panther claim. Our proposed exploration program is designed to search for an economic mineral deposit.

We were incorporated on October 11, 2004, under the laws of the state of Nevada. Our principal offices are located at 2328 Heather Street, Vancouver, British Columbia Canada V5Z 4R6. Our telephone number is (604) 838-1926.

The Offering:

Securities Being Offered       Up to 4,125,000 shares of common stock.

Offering Price                 The selling  shareholders will sell our shares at
                               $0.10 per share until our  shares are quoted on
                               the OTC Bulletin  Board,  and thereafter at
                               prevailing market  prices or privately
                               negotiated  prices.  We cannot ensure that our
                               shares  will be  quoted  on the OTC  Bulletin
                               Board.  We  determined  this   offering  price
                               based upon the price of the last sale of our common stock to investors.

Terms of the  Offering         The selling  shareholders will determine when
                               and how they will sell the  common  stock
                                offered in this prospectus.

Termination of the Offering    The offering   will  conclude  when all of the
                               4,125,000 shares of common stock have been  sold,
                               the   shares   no   longer   need  to  be
                               registered  to be  sold or we  decide  to
                                terminate the registration of the shares.

Securities Issued and to be Issued  8,125,000 shares
                                    of  our  common   stock  are  issued  and
                                    outstanding   as  of  the  date  of  this
                                    prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds                  We  will not  receive any  proceeds  from the
                                 sale of the common  stock by the  selling
                                  shareholders.

Summary Financial Information

Balance Sheet

                                      February 28, 2005            August 31,
                                          (audited)                   2005
                                                                   (unaudited)

Cash                                        $25,864                  $23,626
Total Assets                                $25,864                  $23,626
Liabilities                                 $ 3,015                  $ 1,000
Total Stockholders' Equity                  $22,849                  $22,626

Statement of Operations

                                           From Incorporation on
                                    October 11, 2004 to August 31, 2005
                                                (unaudited)

Revenue
                                                  $0
Net Loss and Deficit                         ($3,274)

Risk Factors

An investment in our common stock involves a high degree of risk. The following is a discussion of all of the material risks relating to the offering and our business. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete all intended exploration of the Panther claim, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this registration.

Our business plan calls for significant expenses in connection with the exploration of the Panther claim. While we have sufficient funds to conduct the recommended phase one and two exploration programs on the claim, which are estimated to cost $5,000 each, we will need additional funds to complete any additional recommended exploration. Even after completing these two phases of exploration, we will not know if we have a commercially viable mineral deposit.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required.

Because we have not commenced business operations, we face a high risk of business failure.

We have not yet commenced exploration on the Panther claim. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on October 11, 2004 and to date have been involved primarily in organizational activities and the acquisition of an interest in the Panther claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Panther claim and the production of minerals from the claim, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because of the speculative nature of exploration of mining properties, there is a substantial risk that our business will fail.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claim containing economic mineralization or reserves of gold is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Panther claim does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because our continuation as a going concern is in doubt, we will be forced to cease business operations unless we can generate profit in the future.

The report of our independent accountant to our audited financial statements dated July 29, 2005 for the period ended Febraury 28, 2005 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are that we have no source of revenue and our dependence upon obtaining adequate financing. If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages, which could hurt our financial position and possibly result in the failure of our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

Even if we discover commercial reserves of precious metals on the Panther claim, we may not be able to successfully commence commercial production.

The Panther claim does not contain any known bodies of mineralization. If our exploration programs are successful in establishing copper and gold of commercial tonnage and grade, we will require additional funds in order to place the Panther claim into commercial production. We may not be able to obtain such financing.

Because our directors have other business interests, they may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Our president, Mr. Michael Sweeney, intends to devote approximately 20% of his business time providing his services to us and our directors Mr. Jim Callaghan devoting approximately 20% and Mr. Allan Beaton devoting 10% of their business time. While our directors presently possess adequate time to attend to our interests, it is possible that the demands on our directors from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

If a market for our common stock does not develop, shareholders may be unable to sell their shares and will incur losses as a result.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part. Our shares may never trade on the bulletin board. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A purchaser is purchasing penny stock which limits his or her ability to sell the stock.

The shares offered by this prospectus constitute penny stock under the Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

                                 Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.


                         Determination Of Offering Price

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board. We determined this offering price, based upon the price of the last sale of our common stock to investors.

                                    Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                             Selling Securityholders

The selling shareholders named in this prospectus are offering all of the 4,125,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements that were exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:


1. 2,400,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 10, 2005;

2. 1,700,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 25, 2005;

3. 25,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on February 1 2005;


The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.       the number of shares owned by each prior to this offering;
2.       the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4.       the percentage owned by each upon completion of the offering.

                                                            Total Number of
                                                            Shares to be       Total Shares       Percent Owned
                                         Shares Owned       Offered for        Owned Upon         Upon Completion
                                         Prior to this      Selling            Completion of      of this Offering
Name of Selling Stockholder              Offering           Shareholders       this Offering
                                                            Account
Joe Perri
2243 Folkstone Way, Suite 210                 300,000            300,000              Nil               Nil
West Vancouver, BC  V7T 2Y7

David Darmadi                                 300,000            300,000              Nil               Nil
663 East 7th Street
North Vancouver, BC  V7J 1S5

Velummylum Thamaraimanala                     300,000            300,000              Nil               Nil
1205 East 60th Avenue
Vancouver, BC  V5X 2A6

Philippehe Le Floc'h                          300,000            300,000              Nil               Nil
908 Berkley Road, Suite 232
North Vancouver, BC  V7H 1Y2

Tommas Perry
4356 Mountain Hwy                             300,000            300,000              Nil               Nil
North Vancouver, BC  V7K 2K2

Paul Frederick Horton                         300,000            300,000              Nil               Nil
1144 St. Georges Avenue, Suite 203
North Vancouver, BC  V7L 3H8

Jeyananthan Navaratnam                        300,000            300,000              Nil               Nil
339 East 7th Avenue, Suite 301
Vancouver, BC  V5T 1M9

Bette Richardson                              300,000            300,000              Nil               Nil
4428 West 4th Avenue
Vancouver, BC  V6R 2Y3

Frank Cerney                                  100,000            100,000              Nil               Nil
2914 Argo Place
Burnaby, BC  V3H 7G3

Wolfgang Shales                               100,000            100,000              Nil               Nil
1338 Homer Street, Suite 305
Vancouver, BC  V6B 6A7

Roya Haifi                                    100,000            100,000              Nil               Nil
8200 Park Road, Suite 201
Richmond, BC  V6Y 2Y8

Patrick Santalucia                            100,000            100,000              Nil               Nil
3643 William Street
Vancouver, BC  V5K 2Y6

Adrian Karasz                                 100,000            100,000              Nil               Nil
1364 Walnut Street
Vancouver, BC  V6J 3R3

Alexander Friio                               100,000            100,000              Nil               Nil
1482 Lynwood Avenue
Port Coquitlam, BC  V3B 5K6

Tony Mobilio                                  100,000            100,000              Nil               Nil
2560 East Georgia Street
Vancouver, BC  V5K 2J7

Andrew Burke                                  100,000            100,000              Nil               Nil
2155 West 7tth Avenue, Suite 303
Vancouver, BC  V6K 1X9

Martin Palin                                  100,000            100,000              Nil               Nil
1688 Robson Street, Suite 206
Vancouver, BC  V6G 1C7

Kyle Paracy                                   100,000            100,000              Nil               Nil
265 Seymour River Place
North Vancouver, BC  V7H 1S6

Adam Reznik                                   100,000            100,000              Nil               Nil
20804 97th Avenue
Langley, BC  V1M 3Z1


Dallas Seckler                                100,000            100,000              Nil               Nil
19108 McMyn Road
Pitt Meadows, BC  V3Y 2J2

Natalie Karam                                 100,000            100,000              Nil               Nil
1010 Wenda Crescent, PO Box 448
Garibaldi Highlands, BC V0N 1T0

Robert Rodda                                  100,000            100,000              Nil               Nil
1150 Denman Street
Vancouver ,BC  V6G 2M9

Vanessa Foster                                100,000            100,000              Nil               Nil
Union Steamship Marina
PO Box 265 RR1, Bowen Island, BC  V0N
1G0

Jim Patterson                                 100,000            100,000              Nil               Nil
1228 Marinaside Crescent, Suite 805
Vancouver, BC  V6J 3W4

Michael Loveless                              100,000            100,000              Nil               Nil
1240 Doran Road
North Vancouver, BC  V7K 1M7

Andrea Picchi                                  5,000              5,000               Nil               Nil
334 9th Street East
North Vancouver, BC  V7L 2B2

Barbara San Severino                           5,000              5,000               Nil               Nil
440 Macbeth Crescent
West Vancouver, BC  V7T 1V7

Giovan Picchi                                  5,000              5,000               Nil               Nil
B-220 Wooddale Road
North Vancouver, BC  V7N 1S5

Dian Hansen                                    5,000              5,000               Nil               Nil
3365 Spruce Road
Roberts Creek, BC  V0N 2W2

Colette Perry                                  5,000              5,000               Nil               Nil
4356 Mountain Hwy
North Vancouver, BC  V7K 2K2


Each of the above shareholders beneficially owns and has sole voting and investment over all shares or rights to the shares registered in his or her name. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,125,000 shares of common stock outstanding on the date of this prospectus.

None of the selling shareholders:

(1) has had a material relationship with us other than as a shareholder at any time within the past three years;

(2)  has ever been one of our officers or directors; or

(3)  is a broker-dealer or affiliate of a broker dealer.

Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions. Such sales may occur in private transactions arranged by each selling shareholder in accordance with resale exemptions in applicable jurisdictions or through the facilities of the OTC Bulletin Board, if we successfully obtain a quotation for our stock, of which there is no guarantee.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We cannot ensure that our shares will be quoted on the OTC Bulletin Board.

We determined this offering price arbitrarily based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

We are bearing all costs relating to the registration of the common stock. These are estimated to be $10,500. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

1 contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
2 contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
3 contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
4 contains a toll-free telephone number for inquiries on disciplinary actions;
5 defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
6 contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

1    with bid and offer quotations for the penny stock;
2 details of the compensation of the broker-dealer and its salesperson in the transaction;
3 the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
4 monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 7251 West Lake Mead Blvd Suite 300 Las Vegas, Nevada, 89128.

Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their age as of the date of this prospectus is as follows:

Directors:

Name of Director                         Age
---------------------------------------- ----------
Michael Sweeney                          41
---------------------------------------- ----------
Jim Callaghan                            48
---------------------------------------- ----------
Allan J. Beaton                          56

Executive Officers:

Name of Officer                      Age   Office
----------------------------------- -----  ------------------------------------
Michael Sweeney                       41   President and Chief Executive Officer
----------------------------------- -----  ------------------------------------
Jim Callaghan                         48   Secretary and Treasurer

Biographical Information

Set forth below is a brief description of the background and business experience of our executive officer and director for the past five years.

Mr. Michael Sweeney has acted as our president, chief executive officer and as a director since our incorporation on October 11, 2004. Mr. Sweeney has been the general manager of the Orange Hotel located in Vancouver since November 1989.

Mr. Sweeney does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr.Sweeney intends to devote approximately 20% of his business time to our affairs.

Mr. Jim Callaghan has acted as a director, secretary and treasurer since our incorporation on October 11, 2004. Mr. Callaghan has been a purser with Air Canada since October 1979.

Mr. Callaghan does not have any professional training or technical credentials in the exploration, development and operation of mines.

Mr. Callaghan intends to devote approximately 20% of his business time to our affairs.

Mr. Allan J. Beaton has acted as a director since July 27, 2005. Mr. Beaton is a graduate of the Nova Scotia Technical College (Dalhousie) with a degree in mining engineering. Mr. Beaton has been the principal of A.J. Beaton Mining, a geological consulting company since 1987. He has also been president of Uganda Gold Mining Ltd., an Alberta and British Columbia reporting company involved in mineral exploration since 1998.

Mr. Beaton intends to devote approximately 10% of his business time to our affairs.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                                                Amount of
Title of Class          Name of beneficial owner                                beneficial        Percent of class
                                                                                ownership
----------------------- ------------------------------------------------------- ----------------- -----------------
Common stock            Michael Sweeney                                            3,000,000           36.92%

----------------------- ------------------------------------------------------- ----------------- -----------------

Common stock            Jim Callaghan                                              1,000,000           12.31%

----------------------- ------------------------------------------------------- ----------------- -----------------

Common stock            Allan J. Beaton                                               Nil                0%


Common stock            All officers and directors as a group that consists        4,000,000           49.23%
                        of three people

The percent of class is based on 8,125,000 shares of common stock issued and outstanding as of the date of this prospectus.

                            Description Of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of January 13, 2006, there were 8,125,000 shares of our common stock issued and outstanding that are held by thirty-two stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                     Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Staley, Okada & Partners, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

 Disclosure Of Commission Position Of Indemnification For Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                       Organization Within Last Five Years

We were incorporated on October 11, 2004 under the laws of the state of Nevada. On that date, Michael Sweeney and Jim Callaghan were appointed as our directors. As well, Mr. Sweeney was appointed as our president and chief executive officer while Mr. Callaghan was appointed as our secretary and treasurer. On July 27, 2005, Mr. Allan J. Beaton was appointed as a director.

Description Of Business

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover. We own a 100% interest in one mineral claim known as the Panther claim located twenty-two kilometers southeast of Port Alberni, Vancouver Island, British Columbia, Canada. We purchased this claim from Laurence Stephenson.

There is no assurance that a commercially viable mineral deposit exists on the Panther claim. We do not have any current plans to acquire interests in additional mineral properties, though we may consider such acquisitions in the future.

Mineral property exploration is typically conducted in phases. Each subsequent phase of exploration work is recommended by a geologist based on the results from the most recent phase of exploration. We have not yet commenced the initial phase of exploration on the Panther claim. Once we have completed each phase of exploration, we will make a decision as to whether or not we proceed with each successive phase based upon the analysis of the results of that program. Our directors will make this decision based upon the recommendations of the independent geologist who oversees the program and records the results.

Our plan of operation is to conduct exploration work on the Panther claim in order to ascertain whether it possesses economic quantities of copper and gold. There can be no assurance that an economic mineral deposit exists on the Panther claim until appropriate exploration work is completed.

Even if we complete our proposed exploration programs on the Panther claim and we are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

Panther claim Purchase

On January 28, 2005, we entered into a Mineral Property Staking and Purchase Agreement with Laurence Stephenson whereby we purchased a 100% interest in the Panther mineral claim for $2,015.

Description, Location and Access

The Panther claim is located in the approximately 22 kilometers southeast of Port Hardy, British Columbia on Vancouver Island, just south of Father and Son Lake in the Alberni Mining District. Local access to the property is accessable by vehicle, six kilometers via a logging road located off Port Alberni's main road.

Climate and Topography

The climate consists of mild springs with some precipitation, warm to hot summers and cold, wet winters with snowfall mainly in January at the higher elevations.

The property lies in a forested area with elevations ranging from 800 meters to1,000 meters. The topography is rugged along the higher elevations. The slopes are actively being logged and re-growth is found in other areas. Vegetation consists of a mix of cedar, hemlock, spruce trees as well as alder, willow and cottonwood trees along the poorly drained areas. Undergrowth brush is typical with devil's club, salal and other assorted berry bushes.

 Title to the Panther claim

The Panther claim consists of one mineral claim comprising 24 units. A "mineral claim" refers to a specific section of land over which a title holder owns rights to explore the ground and subsurface, and extract minerals. Title to the Panther claim is registered in the name of the claim vendor.

Claims details are as follows:

Claim Name                 Record Number               Expiry Date
----------------           ----------------            ----------------------
 Panther                    510012                        April 1, 2006

The claim is in good standing until April 1, 2006. This means that the claim will expire on April 1, 2006 and we complete at least $100 worth of exploration work on the claim by that date. In subsequent years, we must spend at least $200 on the claim to extend the expiry date by one year.

Mineralization

There are two styles of mineralization present in the Mineral Creek fault representing the types of mineralization to be expected. A fault is a fracture caused by movement of rock under the earth's surface. First, gold occurs in the wide area of cataclastic rock spread out in bedded volcaniclastic and aphyric rocks adjacent to the fault. Cataclastic rock is angular fragmented powdered rock formed by the crushing and shearing from movement of the earth's crust. Volcaniclastic rock is volcanic rock formed by pre-existing rock and Aphyric rock is basalt (volcanic igneous rock made of iron and magnesium), containing plagioclase phenocrysts (large crystals set in volacanic igneous rock containing calcium, sodium, aluminum, silicon, and oxygen).

Secondly, gold occurs in quartz veins containing minor pyrite and arsenopyrite minerals. Pyrite is a common mineral containing mainly iron disulfide that is pale yellow in color, also referred to as "fool's gold". Arsenopyrite is a steel grey to silver white sulphide mineral and is the principle ore of arsenic. These veins are possibly from the Tertiary age, which refers to 65.5 million years ago.

Major shear structures appear to be closely associated with the mineralized zones and felsic intrusives are proximal to, if not intermixed, with most of the showings. Felsic intrusives are light-colored igneous rocks with an abundance of light-colored minerals that mineralized from molten lava beneath the earth's crust.

There are possibly two other deposit types. One is skarn, which refers to metamorphic rocks surrounding an igneous intrusive rock that is formed by thermal metamorphism and metasomatism when it comes in contact with magmatic intrusive carbonate-rich rocks such as limestone and dolostone. Limestone is sedimentary rock made mostly of calcium carbonate (calcite) and dolostone sedimentary rock is composed primarily of calcium, magnesium, carbon and oxygen (dolomite). Thermal metamorphism refers to the changes over time in the composition and structure of rocks caused by pressure and high temperatures. Metasomatism refers to the process by which a rock's overall chemical composition changes during metamorphism because of reactions with hot water that bring in or remove elements. Typical skarn minerals include magnetite (a naturally magnetic mineral mostly made of iron oxide) and silicate minerals such as pyroxene (containing iron, magnesium, and calcium), garnet (containing aluminum, iron, magnesium and calcium), idocrase or vesuvianite (containing magnesium, and calcium), wollastonite (containing iron, magnesium and manganese), actinolite (containing iron, magnesium, and calcium), epidote (containing aluminum, iron, magnesium and calcium).

The second possible deposit type being many layers of sulphide minerals within the volcanic rock. Sulphide mineral groups contain sulphur combined with any metal or metals.

Exploration History

Little exploration work had been done the Panther claim. The property was explored in the mid-late 1930's and early 1940's. Several showings and occurrences of mineralization were mined at the north of the property. The Panther property was again mined post war but no exploration or mining on the property has occurred since.

Geological Report

We retained Mr. William G. Timmins, a professional geologist, to complete an evaluation of the Panther claim and to prepare a geology report on the claim.

Mr. Timmins is a professional geologist who graduated from the Provincial Institute of Mining of Haileybury Ontario (1956) and attended Michigan Technological University (1962-1965). Mr. Timmins has been continuously employed as a geologist since he completed his education. He is a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia.

Mr. Timmins recommends an initial exploration program consisting of two phases. The first phase would consist of geological mapping, sampling and prospecting. Geological mapping involves plotting previous exploration data relating to a property area on a map in order to determine the best property locations to conduct subsequent exploration work. Sampling involves gathering rock and soil samples from property areas with the most potential to host economically significant mineralization. All samples gathered are sent to a laboratory where they are crushed and analysed for metal content. Prospecting is the act of searching for mineral or ore deposits.

We intend to commence the phase one program in the spring of 2006 and expect that the program will take two to three months to complete. We will pay for the costs of the phase one program from existing cash on hand. Phase one is estimated cost is approximately $5,000.

The second phase would consist of a geophysical survey and detailed sampling. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured.
Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties. This exploration will focus on areas on the property that are identified in phase one as containing mineralization. We will gather additional rock samples from the property surface from these areas and have our consulting geologist determine whether there is a geological explanation to explain the patterns of mineralization found on the property.

We intend to commence the phase two program in the summer of 2006 and expect that the program will take two months to complete. We have sufficient funds on hand to cover phase two exploration costs. Phase two is estimated cost is approximately $5,000.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in British Columbia specifically.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the currently planned work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in the exploration phases because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:


-    Water discharge will have to meet water standards;

-    Dust generation will have to be minimal or otherwise re-mediated;

- Dumping of material on the surface will have to be re-contoured and re-vegetated;

- An assessment of all material to be left on the surface will need to be environmentally benign;

-    Ground water will have to be monitored for any potential contaminants;

- The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

- There will have to be an impact report of the work on the local fauna and flora.

Because there will not be any appreciable disturbance to the land during the phase one and two exploration programs on the Panther claim, we will not have to seek any government approvals prior to conducting exploration.

Employees

We have no employees as of the date of this prospectus other than our directors.

Research and Development Expenditures

We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Reports to Security Holders

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities and Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on Form SB-2, under the Securities Act of 1933, with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. This site contains information statements and other information regarding issuers that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

Plan Of Operations

Our plan of operation for the next twelve months is to complete the recommended phase one and two exploration programs on the Panther claim consisting of a geological mapping, geochemical sampling, geophysical surveying and prospecting. We anticipate that these exploration programs will cost approximately $10,000. To date, we have not commenced exploration on the Panther claim.

We plan to commence the phase one exploration program on the Panther claim in the spring of 2006. The program should take approximately two to three months to complete. We will then undertake the phase two work program during the summer of 2006. This program will take approximately two months to complete. We do not have any verbal or written agreement regarding the retention of any qualified engineer or geologist for these exploration programs, though Mr. William G. Timmins has indicated that he will oversee all exploration if he is available.

Our budgets for the phase one and two exploration programs are as follows:

Budget - Phase 1

         Senior Geologist - 4 days @ $500/day                         $   2,000
         Geological technician 4 days @ $250/day                      $   1,000
         Equipment rental  - 1-4 wheeldrive vehicles @$85/day         $     340
         Fuel, Food, Field Supplies                                   $     800
         Assays   15 @ $20 each                                       $     300
         Report                                                       $     500
         Filing Fees                                                  $      60
                                                                      ----------

         Total Phase I                                                US$  5,000
                                                                      ----------

Budget - Phase 2

         Follow-up Geochem and Detailed Geology sampling              $   3,000
         Assays 75 @ $20 per assay                                    $   1,500
         Contingency                                                  $     500
                                                                      ----------

         Total Phase II                                               US$  5,000
                                                                      ----------

         Grand Total - Phase I and II                                 US$ 10,000

We will finance the cost of the phase one and two exploration programs from cash on hand.

After the completion of the phase two exploration program, we will have our consulting geologist prepare a report discussing the results and conclusions of the first two phases of exploration. We will also ask him to provide us with a recommendation for additional exploration work on the Panther claim, which will include a proposed budget.

As well, we anticipate spending an additional $15,000 on administrative fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations. Total expenditures over the next 12 months are therefore expected to be $35,000.

While we have enough funds to cover the anticipated exploration expenses, we will require additional funding in order to proceed with any additional recommended exploration on the Panther claim. We anticipate that additional funding will be in the form of equity financing from the sale of our common stock or from director loans. We do not have any arrangements in place for any future equity financing or loans.

Results Of Operations For The Period From Inception Through August 31, 2005

We have not earned any revenues from our incorporation on October 11, 2004 to August 31, 2005. We do not anticipate earning revenues unless we enter into commercial production on the Panther claim, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the Panther claim, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $3,274 for the period from our inception on October 11, 2004 to August 31, 2005. These operating expenses were comprised of mineral property acquisition costs of $2,015, professional expenses of $660, organizational costs of $500, and office and sundry fees of $99.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

Description Of Property

We have the right to explore for and extract minerals from the Panther mineral claim. We do not own any real property interest in the Panther claim or any other property.

Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

*    Any of our directors or officers;
*    Any person proposed as a nominee for election as a director;
* Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
*    Our promoters, Michael Sweeney and Jim Callaghan;
*    Any member of the immediate family of any of the foregoing persons.

Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have thirty-two registered shareholders.

Rule 144 Shares

A total of 4,000,000 shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 81,250 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 4,000,000 shares that may be sold pursuant to Rule 144.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                             Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period from our inception on October 11, 2004 to August 31, 2005 and the subsequent period to the date of this prospectus.

                                            Annual Compensation

                                                                            Restr        Options/SARS  LTP
                                                                 Other      Stock        (#)           payouts ($)
Name               Title           Year    Salary     Bonus      Comp.      Awarded
------------------ --------------- ------- ---------- ---------- ---------- ------------ ------------- ------------
Michael Sweeney    President        2004      $0          0          0           0            0            $0
                   CEO, &           2005      $0          0          0           0            0            $0
                   Director
------------------ --------------- ------- ---------- ---------- ---------- ------------ ------------- ------------
Jim Callaghan      Director,        2004      $0          0          0           0            0            $0
                   Secretary        2005      $0          0          0           0            0            $0
                   Treasurer
------------------ --------------- ------- ---------- ---------- ---------- ------------ ------------- ------------
Allan J. Beaton    Director         2005      $0          0          0           0            0            $0

Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with our directors or officers. We do not pay Mr. Sweeney, Mr. Callaghan or Mr. Beaton any amount for acting as directors of the Company.

Financial Statements

Index to Financial Statements:

1.       Report of Independent Registered Public Accounting Firm;

2.       Audited  financial   statements  for  the  period  ending
         February 28, 2005 and interim unaudited financial statements for the period August 31, 2005, including:

              a.        Balance Sheets;

              b.        Statements of Operations;

              c.        Statement of Stockholders' Equity;

              d.        Statements of Cash Flows; and

              e.        Notes to Financial Statements

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)


                              FINANCIAL STATEMENTS
                                    (Audited)


                                FEBRUARY 28, 2005
                            (Stated in U.S. Dollars)

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                                  BALANCE SHEET
                                    (Audited)

                                FEBRUARY 28, 2005
                            (Stated in U.S. Dollars)


----------------------------------------------------------------------------------------------------------------------
ASSETS

Current
     Cash                                                                                            $       25,864
======================================================================================================================

LIABILITIES

Current
     Accounts payable and accrued liabilities                                                        $        2,515
     Due to related party (Note 4)                                                                              500
                                                                                                     -----------------
                                                                                                              3,015
                                                                                                     -----------------

STOCKHOLDERS' EQUITY

Common Stock (Note 5)
     Authorized:
         75,000,000 shares with a par value of $0.001

     Issued and Outstanding:
          8,125,000 shares                                                                                    8,125

     Additional paid-in capital                                                                              17,775
Deficit Accumulated During The Exploration Stage                                                             (3,051)
                                                                                                     -----------------
Equity - Statement 4                                                                                         22,849
                                                                                                     -----------------

                                                                                                     $       25,864
======================================================================================================================

Nature And Continuance Of Operations (Note 1)


    The accompanying notes are an integral part of these financial statements

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                            STATEMENT OF OPERATIONS
                                    (Audited)


          PERIOD FROM OCTOBER 11, 2004 (INCEPTION) TO FEBRUARY 28, 2005
                            (Stated in U.S. Dollars)


--------------------------------------------------------------------------------------------------------------------
General and administrative expenses
     Office and sundry                                                                          $              36
     Professional fees                                                                                        500
     Mineral property costs                                                                                 2,015
     Organizational costs                                                                                     500
                                                                                                --------------------

Loss For The Period                                                                             $           3,051
====================================================================================================================


Basic And Diluted Loss Per Share                                                                $           (0.001)
====================================================================================================================


Weighted Average Number Of Shares Outstanding                                                           3,900,536
====================================================================================================================


    The accompanying notes are an integral part of these financial statements

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                             STATEMENT OF CASH FLOWS
                                    (Audited)


          PERIOD FROM OCTOBER 11, 2004 (INCEPTION) TO FEBRUARY 28, 2005
                            (Stated in U.S. Dollars)


Cash Resources Provided By (Used In)
--------------------------------------------------------------------------------------------------------------------
Operating Activities
     Loss for the period                                                                            $      (3,051)

     Change in non-cash working capital balance related to operations:
         Accounts payable and accrued liabilities                                                           3,015
                                                                                                    ----------------
                                                                                                              (36)
                                                                                                    ----------------

Financing Activities
     Capital stock issued                                                                                  25,900
                                                                                                    ----------------
                                                                                                           25,900
                                                                                                    ----------------

Net Increase In Cash                                                                                       25,864

Cash, Beginning Of Period                                                                                   -
                                                                                                    ----------------

Cash, End Of Period                                                                                 $      25,864
====================================================================================================================


Supplementary Disclosure Of Cash Flow Information
     Cash paid for:
         Interest                                                                                   $       -
         Income taxes                                                                               $       -
====================================================================================================================




    The accompanying notes are an integral part of these financial statements

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                                    (Audited)


          PERIOD FROM OCTOBER 11, 2004 (INCEPTION) TO FEBRUARY 28, 2005
                            (Stated in U.S. Dollars)


                                                                                                   DEFICIT
                                                                                                 ACCUMULATED
                                                        COMMON SHARES           ADDITIONAL        DURING THE
                                                 ----------------------------
                                                                    PAR          PAID-IN         EXPLORATION
                                                    NUMBER         VALUE         CAPITAL            STAGE             TOTAL
                                                 -------------- ------------- --------------- ------------------- -------------
Balance, October 11, 2004 (Date of inception)           -       $      -      $       -       $       -           $       -

Capital stock issued for cash:
     November 2004 at $0.001                        4,000,000         6,400           -               -                  6,400
     January 2005 at $0.001                         2,400,000         2,400           -               -                  2,400
     January 2005 at $0.01                          4,100,000         1,700         15,300            -                 17,000
     February 2005 at $0.10                            25,000            25          2,475            -                  2,500
Net loss for the period                                 -              -              -             (3,051)             (3,051)
                                                 -------------- ------------- --------------- ------------------- ---------------
Balance, February 28, 2005                          8,125,000   $     8,125   $     17,775    $     (3,051)       $     22,849
                                                 ============== ============= =============== =================== ===============



    The accompanying notes are an integral part of these financial statements

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                    (Audited)

                                FEBRUARY 28, 2005
                            (Stated in U.S. Dollars)

1.   NATURE AND CONTINUANCE OF OPERATIONS

     The Company was incorporated in the State of Nevada on October 11, 2004. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.


     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $3,051 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

     The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of ore reserves.

     In response to these problems, management has planned the following actions:

-  The Company intends to apply for a SB-2 Registration Statement.
- Management intends to raise additional funds through public or private placement offerings.


     These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                    (Audited)

                                FEBRUARY 28, 2005
                            (Stated in U.S. Dollars)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)  Basis of Presentation

         The financial statements of the Company have been prepared in accordance with the United States generally accepted accounting principles and are expressed in U.S. dollars. The Company's fiscal year end is February 28.


     b)  Cash and Cash Equivalents

         Cash and equivalents include cash. The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.


     c)  Mineral Property Costs

         The Company has been in the exploration stage since its formation on October 11, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

     d)  Use of Estimates and Assumptions

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         The Company's periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                    (Audited)

                                FEBRUARY 28, 2005
                            (Stated in U.S. Dollars)

2.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     e)  Foreign Currency Translation

         The Company's functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.

         Revenue and expense items are translated at the average rate of exchange prevailing during the year.

         Adjustments arising from such translations are deferred until realization and are included as a separate component of shareholders' equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income but reported as other comprehensive income.

         No significant realized exchange gain or losses were recorded in the period ended February 28, 2005.

     f)  Concentrations of Credit Risk

         The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

     g)  Financial Instruments

         The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                    (Audited)

                                FEBRUARY 28, 2005
                            (Stated in U.S. Dollars)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     h)  Derivative Financial Instruments

         The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.


     i)  Environmental Expenditures

         The  operations  of the Company  have been,  and may in the future,  be affected from time to time in varying degrees by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company's policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

         Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

     j)  Federal Income Taxes

         Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization in more likely than not.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                    (Audited)

                                FEBRUARY 28, 2005
                            (Stated in U.S. Dollars)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     k)  Basic and Diluted Net Loss Per Share

         The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive.

     l)  Stock Based Compensation

         The Company accounts for stock based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25 - "Accounting for Stock Issued to Employees" (APB No.
         25) and complies with the disclosure provisions of Statement of Financial Accounting Standards No. 123 - "Accounting for Stock Based Compensation" (SFAS No. 123). Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated fair value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and rateably for future services over the option vesting period.

     m)  Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at February 28, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                    (Audited)

                                FEBRUARY 28, 2005
                            (Stated in U.S. Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     n)  Recent Accounting Pronouncements

         In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment." SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also address transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R primarily focuses on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18. "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6. "Employers Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

         Effective March 1, 2005 the Company has adopted policy SFAS No. 123R.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                    (Audited)

                                FEBRUARY 28, 2005
                            (Stated in U.S. Dollars)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     n)  Recent Accounting Pronouncements (Continued)

         In December 2004, FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Option No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect of the Company's results of operations or financial position.

3.   MINERAL PROPERTY

     Pursuant to a mineral property staking and purchase agreement (the "Agreement") dated January 28, 2005, the Company has agreed to acquire a 100% undivided right, title and interest in a gold/silver/copper mineral claim unit known as the Panther claim (the "Claims"), located in the Alberni Mining Division of British Columbia, Canada for a cash payment
     of $2,015 (paid  subsequent).   Payment of the  purchase  price is
     dependent  upon the  Company  receiving     confirmation  that the  claims
     have been  staked and  recorded  as well as     receipt  of a  technical
     report on the claims prepared by a qualified professional geologist. Since the Company has not established the commercial feasibility of the mineral claims, the acquisition costs have been expensed.

4.   DUE TO RELATED PARTY

     Included in accounts payable is $500 due to a director for initial organizational costs. The amount is non-interest bearing and carries no specific terms of repayment.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                    (Audited)

                                FEBRUARY 28, 2005
                            (Stated in U.S. Dollars)


5.   COMMON STOCK

     a)  Authorized Stock

         The total number of authorized common stock that may be issued by the Company is 75,000,000 shares of stock with a par value of one tenth of one cent ($0.001) per share.

b)       Share Issuance

         During the period from October 11, 2004 (Inception) to February 28, 2005, the Company issued 8,125,000 common shares for total cash proceeds of $25,900.

         At February 28, 2005, there were no issued and outstanding stock options or warrants.

6.   INCOME TAXES

The potential benefit of net operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward for future years. As at the year ended February 28, 2005, the Company has a tax loss of $3,051 to offset future years taxable income expiring in fiscal 2025.



As at February 28, 2005, the estimated components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount valuation allowance are scheduled below:


                                                                                                 2005
Cumulative Net Operating Loss (from inception to February 28, 2005)                         $    3,051
Statutory Tax Rate - (combined federal and state tax rate)                                       34%
Deferred Tax Asset                                                                               1,037
Valuation Allowance                                                                              (1,037)
Net Deferred Tax Asset                                                                      $    -

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)


                          INTERIM FINANCIAL STATEMENTS
                                   (Unaudited)


                                 AUGUST 31, 2005
                            (Stated in U.S. Dollars)

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                                  BALANCE SHEET
                                   (Unaudited)


                                 AUGUST 31, 2005
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------- --------------- ------------------
                                                                                  AUGUST 31          FEBRUARY 28
                                                                                       2005             2005
--------------------------------------------------------------------------------- --------------- ------------------
ASSETS

Current
     Cash and cash equivalents                                                    $      23,626   $      25,864
====================================================================================================================

LIABILITIES

Current
     Accounts payable and accrued liabilities                                     $         500   $       2,515
     Due to related party (Note 4)                                                          500             500
                                                                                  ----------------------------------
                                                                                          1,000           3,015
                                                                                  ----------------------------------
SHAREHOLDERS' EQUITY

Share Capital
     Authorized:
         75,000,000 common shares with a par value of $0.001

     Issued:
          8,125,000 common shares                                                         8,125           8,125

     Additional paid-in capital                                                          17,775          17,775

Deficit Accumulated During The Exploration Stage                                         (3,274)         (3,051)
                                                                                  ----------------------------------
Total Stockholders' Equity - Statement 4                                                 22,626          22,849
                                                                                  ----------------------------------

                                                                                  $      23,626   $      25,864
====================================================================================================================

Nature and Continuance of Operations (Note 1)

    The accompanying notes are an integral part of these financial statements

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                             STATEMENT OF OPERATIONS
                                   (Unaudited)
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------
                                                                                                    PERIOD FROM
                                                                                                     INCEPTION
                                                            THREE MONTHS         SIX MONTHS          OCTOBER 11
                                                               ENDED                ENDED             2004 TO
                                                             AUGUST 31            AUGUST 31          AUGUST 31
                                                                2005                2005                2005
--------------------------------------------------------------------------------------------------------------------
Expenses
     Office and sundry                                  $    44               $    63            $            99
     Professional fees                                       -                     160                       660
     Mineral property costs                                  -                     -                       2,015
     Organizational costs                                    -                                               500
                                                        ------------------------------------------------------------

Loss For The Period                                     $    (44)             $    (223)         $        (3,274)
====================================================================================================================

Loss Per Share                                          $             (0.000) $         (0.000)
================================================================================================

Weighted Average Number Of Shares Outstanding                     8,125,000        8,125,000
================================================================================================


    The accompanying notes are an integral part of these financial statements

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                             STATEMENT OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------------------------------------------
                                                                                                      PERIOD FROM
                                                                                                       INCEPTION
                                                                                   SIX MONTHS         OCTOBER 11
                                                                                      ENDED             2004 TO
                                                                                    AUGUST 31          AUGUST 31
                                                                                      2005               2005
--------------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
     Loss for the period                                                       $            (223)   $     (3,274)

     Changes in non-cash working capital items
         Accounts payable and accrued liabilities                                         (2,015)          1,000
                                                                               -------------------------------------
                                                                                          (2,238)         (2,274)
                                                                               -------------------------------------

Cash Flows From Financing Activity
     Issue of share capital                                                                    -          25,900
                                                                               -------------------------------------

Increase (Decrease) In Cash And Cash Equivalents During The Period                        (2,238)         23,626

Cash And Cash Equivalents, Beginning Of Period                                            25,864               -
                                                                               -------------------------------------

Cash And Cash Equivalents, End Of Period                                       $          23,626    $     23,626
=================================================================================================== ================


Supplementary Disclosure Of Cash Flow Information
     Cash paid for:
         Interest                                                              $               -    $          -
         Income taxes                                                          $               -    $          -
====================================================================================================================


    The accompanying notes are an integral part of these financial statements

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                        STATEMENT OF STOCKHOLDERS' EQUITY
                                   (Unaudited)


           PERIOD FROM OCTOBER 11, 2004 (INCEPTION) TO AUGUST 31, 2005
                            (Stated in U.S. Dollars)


                                                                                                    DEFICIT
                                                                                                  ACCUMULATED
                                                        COMMON SHARES           ADDITIONAL        DURING THE
                                                 ----------------------------
                                                                    PAR          PAID-IN         EXPLORATION
                                                    NUMBER         VALUE         CAPITAL            STAGE             TOTAL
                                                 -------------- ------------- --------------- ------------------- ------------
Balance, October 11, 2004 (Date of inception)           -       $      -      $       -       $       -           $       -

Capital stock issued for cash:
     November 2004 at $0.001                        4,000,000         6,400           -               -                  6,400
     January 2005 $0.001                            2,400,000         2,400           -               -                  2,400
     January 2005 at $0.01                          4,100,000         1,700         15,300            -                 17,000
     February 2005 at $0.10                            25,000            25          2,475            -                  2,500
Net loss for the period                                 -              -              -             (3,274)             (3,274)
                                                 -------------- ------------- --------------- ------------------- ---------------

Balance, August 31, 2005                            8,125,000   $     8,125   $     17,775    $     (3,274)       $     22,626
                                                 ================================================================================

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

                                 AUGUST 31, 2005
                            (Stated in U.S. Dollars)

1.   NATURE AND CONTINUANCE OF OPERATIONS

     The Company was incorporated in the State of Nevada on October 11, 2004. The Company is an Exploration Stage Company as defined by Statement of Financial Accounting Standard ("SFAS") No. 7. The Company has acquired a mineral property located in the Province of British Columbia, Canada and has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of property expenditures will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and upon future profitable production or proceeds for the sale thereof.


     These financial statements have been prepared on a going concern basis. The Company has incurred losses since inception resulting in an accumulated deficit of $3,274 since inception and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

     The ability of the Company to emerge from the exploration stage is dependent upon, among other things, obtaining additional financing to continue operations, explore and develop the mineral properties and the discovery, development and sale of ore reserves.

     In response to these problems, management has planned the following actions:


-    The Company intends to apply for a SB-2 Registration Statement.
- Management intends to raise additional funds through public or private placement offerings.


     These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

                                 AUGUST 31, 2005
                            (Stated in U.S. Dollars)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a)  Basis of Presentation

         The financial statements of the Company have been prepared in accordance with the United States generally accepted accounting principles and are expressed in U.S. dollars. The Company's fiscal year end is February 28.

     b)  Cash and Cash Equivalents

         Cash and equivalents include only cash. The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

     c)  Mineral Property Costs

     The Company has been in the exploration stage since its formation on October 11, 2004 and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Mineral property acquisition and exploration costs are charged to operations as incurred. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property, are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve.

     d)  Use of Estimates and Assumptions

         The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         The Company's periodic filings with the Securities and Exchange Commission include, where applicable, disclosures of estimates, assumptions, uncertainties and markets that could affect the financial statements and future operations of the Company.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

                                 AUGUST 31, 2005
                            (Stated in U.S. Dollars)


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     e)  Foreign Currency Translation

         The Company's functional currency is the Canadian dollar and its reporting currency is the United States dollar. The financial statements of the Company are translated to United States dollars in accordance with SFAS No. 52 "Foreign Currency Translation". Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date.

         Revenue and expense items are translated at the average rate of exchange prevailing during the year.

         Adjustments arising from such translations are deferred until realization and are included as a separate component of shareholders' equity as a component of comprehensive income or loss. Therefore, translation adjustments are not included in determining net income but reported as other comprehensive income.

         No significant realized exchange gain or losses were recorded in the period ended August 31, 2005.

     f)  Concentrations of Credit Risk


         The Company's financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and related party payables. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company's management also routinely assesses the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

     g)  Financial Instruments

         The carrying value of cash, accounts payable and accrued liabilities, and due to related parties approximates their fair value because of the short maturity of these instruments. The Company's operations are in Canada and virtually all of its assets and liabilities are giving rise to significant exposure to market risks from changes in foreign currency rates. The Company's financial risk is the risk that arises from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

                                 AUGUST 31, 2005
                            (Stated in U.S. Dollars)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     h)  Derivative Financial Instruments

         The Company has not, to the date of these financials statements, entered into derivative instruments to offset the impact of foreign currency fluctuations.

     i)  Environmental Expenditures

         The  operations  of the Company  have been,  and may in the future,  be affected from time to time in varying degrees by changes in environmental regulations, including those for future reclamation and site restoration costs. Both the likelihood of new regulations and their overall effect upon the Company vary greatly and are not predictable. The Company's policy is to meet or, if possible, surpass standards set by relevant legislation, by application of technically proven and economically feasible measures.

         Environmental expenditures that relate to ongoing environmental and reclamation programs are charged against earnings as incurred or capitalized and amortized depending on their future economic benefits. Estimated future reclamation and site restoration costs, when the ultimate liability is reasonably determinable, are charged against earnings over the estimated remaining life of the related business operation, net of expected recoveries.

     j)  Federal Income Taxes

         Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carry-forwards when realization in more likely than not.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

                                 AUGUST 31, 2005
                            (Stated in U.S. Dollars)


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     k)  Basic and Diluted Net Loss Per Share

         The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all potentially dilutive common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all potentially dilutive shares if their effect is anti dilutive.

     l)  Stock Based Compensation

         See Note 2n.

     m)  Comprehensive Loss

         SFAS No. 130, "Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2005, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

     n)  Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations". SFAS No. 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

                                 AUGUST 31, 2005
                            (Stated in U.S. Dollars)

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     o)  Recent Accounting Pronouncements

         In December 2004, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 123R, "Share Based Payment." SFAS 123R is a revision of SFAS No. 123 "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and its related implementation guidance. SFAS 123R establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also address transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. SFAS 123R primarily focuses on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS 123R does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS 123 as originally issued and Emerging Issues Task Force Issue No. 96-18. "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling Goods or Services". SFAS 123R does not address the accounting for employee share ownership plans, which are subject to AICPA Statement of Position 93-6. "Employers Accounting for Employee Stock Ownership Plans". SFAS 123R requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award - the requisite service period (usually the vesting period). SFAS 123R requires that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. The scope of SFAS 123R includes a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Public entities (other than those filing as small business issuers) will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after June 15, 2005. Public entities that file as small business issuers will be required to apply SFAS 123R in the first interim or annual reporting period that begins after December 15, 2005. For non-public entities, SFAS 123R must be applied as of the beginning of the first annual reporting period beginning after December 15, 2005. The adoption of this standard is not expected to have a material effect on the Company's results of operations or financial position.

         Effective March 1, 2005 the Company has adopted policy SFAS No. 123R.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

                                 AUGUST 31, 2005
                            (Stated in U.S. Dollars)



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

     p)  Recent Accounting Pronouncements (Continued)

         In December 2004, FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - An Amendment of APB Opinion No. 29. The guidance in APB Opinion No. 29, "Accounting for Non-monetary Transactions", is based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. The guidance in that Opinion, however, included certain exceptions to that principle. SFAS No. 153 amends Option No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Early application is permitted and companies must apply the standard prospectively. The adoption of this standard is not expected to have a material effect of the Company's results of operations or financial position.

3.   MINERAL PROPERTY

     Pursuant to a mineral property staking and purchase agreement (the "Agreement") dated January 28, 2005, the Company has agreed to acquire a 100% undivided right, title and interest in a gold/silver/copper mineral claim unit known as the Panther claim (the "Claims"), located in the Alberni Mining Division of British Columbia, Canada for a cash payment of $2,015 (paid). Payment of the purchase price is dependent upon the Company receiving confirmation that the claims have been staked and
     recorded  as well as receipt of a   technical  report  on  the  claims
     prepared by a qualified professional geologist. Since the Company has not established the commercial feasibility of the mineral claims, the acquisition costs have been expensed.

4.   DUE TO RELATED PARTY

     The amount of $500 is due to a director for initial organizational costs. The amount is non-interest bearing and carries no specific terms of repayment.

                              ANCOR RESOURCES INC.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                                   (Unaudited)

                                 AUGUST 31, 2005
                            (Stated in U.S. Dollars)


5.   COMMON STOCK

     a)  Authorized Stock

         The total number of authorized common stock that may be issued by the Company is 75,000,000 shares of stock with a par value of one tenth of one cent ($0.001) per share.

c)       Share Issaunce

         During the period from October 11, 2004 (Inception) to August 31, 2005, the Company issued 8,125,000 common shares for total cash proceeds of $25,900.

         At August 31, 2005, there were no outstanding stock options or warrants.


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         Changes In And Disagreements With Accountants on Accounting and
                              Financial Disclosure

We have had no changes in or disagreements with our accountants.

Until ______________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     Part II

                   Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the "NRS") and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)  a transaction from which the director derived an improper personal profit;
     and

(4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)  such indemnification is expressly required to be made by law;

(2)  the proceeding was authorized by our Board of Directors;

(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

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Our bylaws also  provide  that no advance  shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee                   $  44.14
Transfer Agent fees                                                 $ 1,000.00
Accounting and auditing fees and expenses                           $ 6,500.00
Legal fees and expenses                                             $ 1,500.00
Edgar filing fees                                                   $ 1,500.00
                                                                    ----------
Total                                                                $10544.14
                                                                    ==========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share to a total of two purchasers on November 11, 2004. The total amount received from this offering was $4,000. As part of this offering, we issued 3,000,000 shares of our common stock to Mr. Michael Sweeney, and 1,000,000 shares to Mr. Jim Callaghan. Mr. Sweeney is our president, chief executive officer and a director. Mr. Callaghan is our secretary, treasurer and a director. These shares were issued pursuant to Regulation S of the Securities Act.

We completed an offering of 2,400,000 shares of our common stock at a price of $0.001 per share to a total of eight purchasers on January 10, 2005. The total amount received from this offering was $2,400. These shares were issued pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber                                          Number of Shares

Joe Perri                                                   300,000
David Darmadi                                               300,000
Velummylum Thamaraimanala                                   300,000
Philippehe Le Floc'h                                        300,000
Tommas Perry                                                300,000
Paul Frederick Horton                                       300,000
Jeyananthan Navaratnam                                      300,000
Bette Richardson                                            300,000

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We completed  an offering of 1,700,000  shares of our common stock at a price of
$0.01 per share to a total of seventeen purchasers on January 25, 2005. The total amount received from this offering was $17,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber                                            Number of Shares

Frank Cerney                                                       100,000
Wolfgang Shales                                                    100,000
Roya Haifi                                                         100,000
Patrick Santalucia                                                 100,000
Adrian Karasz                                                      100,000
Alexander Friio                                                    100,000
Tony Mobilio                                                       100,000
Andrew Burke                                                       100,000
Martin Palin                                                       100,000
Kyle Paracy                                                        100,000
Adam Reznik                                                        100,000
Dallas Seckler                                                     100,000
Natalie Karam                                                      100,000
Robert Rodda                                                       100,000
Vanessa Foster                                                     100,000
Jim Patterson                                                      100,000
Michael Loveless                                                   100,000

We completed an offering of 25,000 shares of our common stock at a price of $0.10 per share to a total of five purchasers on February 1, 2005. The total amount received from this offering was $2,500. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers in this offering were as follows:

Name of Subscriber                                             Number of Shares

Andrea Picchi                                                      5,000
Barbara San Severino                                               5,000
Giovan Picchi                                                      5,000
Dian Hansen                                                        5,000
Colette Perry                                                      5,000

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

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The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                  Exhibits
Exhibit
Number             Description

3.1               Articles of Incorporation
3.2               Bylaws
10.1              Mineral property agreement dated January 28, 2005
23.1              Consent of Staley, Okada & Partners, Certified Public
                  Accountants
99.1              Location map

The undersigned registrant hereby undertakes:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          a. include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          b. reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and

          c. include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.            That, for  determining  our liability under the Securities
              Act  to  any  purchaser  in  the  initial   distribution   of  the
              securities,  we  undertake  that  in a  primary  offering  of  our

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              securities pursuant to this registration statement,  regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

               (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

               (ii) any free writing prospectus relating to the offering
                    prepared by or on our behalf or used or referred to by us;

               (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

               (iv) any other communication that is an offer in the offering made by us to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on January 13, 2006.

                                            Ancor Resources Inc.

                                            By: /s/ Michael Sweeney
                                            ------------------------------------
                                            Michael Sweeney
                                            President, Chief Executive Officer
                                            and Director


In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:


SIGNATURE              CAPACITY IN WHICH SIGNED                 DATE

/s/ Michael Sweeney    President, Chief Executive Officer and  January 13, 2006
---------------------  Director
Michael Sweeney

/s/ Jim Callaghan      Director, Secretary, Treasurer,         January 13, 2006
---------------------  principal accounting officer
Jim Callaghan          and principal financial officer

/s/ Allan J. Beaton    Director                                January 13, 2006
--------------------
Allan J. Beaton


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